Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Carrollton Bancorp

Columbia, Maryland

We have audited the accompanying consolidated balance sheets of Carrollton  Bancorp and Subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive  income, changes in  stockholders' equity, and cash flows  for each of  the  years  in the three-year period ended  December 31, 2012.  These consolidated financial statements  are  the responsibility of  the Company's management.  Our  responsibility is  to express  an opinion on these  financial statements  based on our audits.

We conducted our audits in accordance with  standards of  the Public Company Accounting Oversight Board  in  the United States of America. Those standards  require  that we plan and perform the audit to obtain  reasonable assurance about whether the  financial statements  are free of material misstatement.  The Company is not required to have, and  we were not engaged to perform, an audit of  the Company’s  internal control over financial reporting.  Our audits  included consideration of internal control over financial reporting as a basis  for designing audit procedures that are appropriate  in the circumstances,  but not  for the purpose of expressing an opinion on the effectiveness of the Company’s  internal control over financial reporting.  Accordingly,  we express no such opinion.  An  audit includes examining, on a test basis, evidence supporting the amounts and disclosures  in  the  financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe  that our audits provide a reasonable basis  for our opinion.

In our opinion,  the consolidated financial statements  referred to  above present  fairly,  in all material respects, the consolidated  financial position of Carrollton Bancorp and Subsidiary as of December 31, 2012 and

2011, and the  results of its operations and its cash  flows  for  the three-year period ended December 31, 2012, in conformity with accounting principles  generally accepted in the United States of America.

Baltimore, Maryland

March 13, 2013

101 E.  Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286

410-583-6990 FAX 410-583-7061

Website: www.Rowles.com